Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Verona Pharma plc of our report dated March 2, 2017 relating to the financial statements, which appears in Verona Pharma plc’s Registration Statement on Form F-1 (No. 333-217124).

/s/PricewaterhouseCoopers LLP
Reading, United Kingdom
April 27, 2017